STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (the "Agreement") is made as of the 23rd day of January 2004, by and between the shareholders of Mingo Bay Development Corp., a Florida corporation set forth on Exhibit A ("MBDC Shareholders") and Azur International Inc. a Nevada corporation ("AZUR").

WHEREAS, MBDC Shareholders are the owners of Nine Million Fifty Thousand shares (the "Shares") of all authorized and outstanding shares of common stock in MINGO BAY DEVELOPMENT CORP, a Florida corporation ("MINGO") representing One Hundred Percent (100%) of all authorized and outstanding shares of MINGO;

WHEREAS AZUR desire to acquire all of MBDC Shareholders's right, title and interest to the Shares, on the terms and subject to the conditions set forth herein;

WHEREAS, MBDC Shareholders desire to sell, assign and transfer to AZUR all of the Shares on the terms and subject to the conditions set forth herein;

WHEREAS, the Boards of Directors of MINGO and AZUR have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

WHEREAS, the shares of common stock issued pursuant to this Agreement are being issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and are restricted in accordance with Rule 144 of the Act.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1 **ACQUISITION OF SHARES.** MBDC Shareholders hereby agree to sell, assign and transfer to AZUR and AZUR, expressly relying upon the representations and agreements made by MBDC Shareholders as contained in this Agreement, hereby agrees to acquire from MBDC Shareholders, on the Closing Date (as defined in Section 9), the Shares of MINGO owned by MBDC Shareholders.

2. **CONSIDERATION.** This Agreement provides for the acquisition by AZUR of the Shares of MINGO.

2.1 **Purchase Price.** As consideration for the Shares, AZUR shall pay the MBDC Shareholders the sum of Ninety Thousand Fifty Dollars ($90,050.00) (the "Purchase Price").

2.2 **Payment Terms.** The Purchase Price shall be payable by the AZUR to MBDC Shareholders as follows:

> MBDC Shareholders shall receive Nine Million Fifty Thousand Shares (9,050,000) restrictive shares of AZUR to be distributed by the MBDC Shareholders in accordance Exhibit B.

3. **CLOSING.** Upon the execution of this Agreement, MBDC Shareholders shall deliver to AZUR the Shares, and execute and deliver to AZUR, a valid and appropriate stock power of original certificates evidencing the transfer of the Shares to AZUR (the "Assignment"). The parties acknowledge that the stock of AZUR to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Act. All of the shares of common stock issued pursuant to this Agreement are being issued in reliance on the exemption under Section 4(2) of the Act, as amended.

4. **AZUR'S DELIVERABLES.** AZUR shall deliver to MBDC Shareholders Nine Million Fifty Thousand Shares (9,050,000) restrictive shares of AZUR issued in the name of MBDC Shareholders.

5. **REPRESENTATIONS AND AGREEMENTS OF MBDC SHAREHOLDERS.** MBDC Shareholders hereby represent and agree that:

5.1 **Authorization**. This Agreement constitutes a valid and legally binding obligation of the MBDC Shareholders, enforceable in accordance with its respective terms.

5.2. **Ownership of the Shares**. MBDC Shareholders are the legal and equitable owners of the Shares, free and clear of any and all liens known to MBDC Shareholders, charges and encumbrances, security interests and other burdens of every kind. Upon transfer of the Shares in accordance with this Agreement, AZUR will acquire such Shares free and clear of all liens or other encumbrances.

5.3 **No Conflict**. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by MBDC Shareholders or their nominees of, or constitute a default by MBDC Shareholders or its nominees under, any agreement, instrument, decree, judgment or order to which MBDC Shareholders or its nominees are a party, to which the properties of MBDC Shareholders or its nominees may be subject or by which MBDC Shareholders or their nominees may be bound.

5.4. **Pending Legal Actions or Claims**. MBDC Shareholders are not aware of any pending legal actions or claims, which could be the basis of any legal actions against MINGO.

5.5 **Consents**. MBDC Shareholders have received all consents, approvals, authorizations, permits and waivers of all persons necessary for MBDC Shareholders to consummate the transactions contemplated by this Agreement.

5.6 **MBDC Shareholders' Private Offering Representations**.

(a) MBDC Shareholders have such knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of an investment in AZUR.

(b) MBDC Shareholders do not intend or anticipate that this investment be a source of current income, and have the ability to bear the economic risks of its investment in AZUR.

(c) MBDC Shareholders understand that the securities subscribed for hereby have not been registered under the Act and are sold in reliance on an exemption thereunder for intrastate sales, have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency. A RESALE OF THE SECURITIES SUBSCRIBED FOR HEREUNDER CANNOT OCCUR UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FOR SUCH RESALE EXISTS.

(d) MBDC Shareholders understand that the transfer agent will place a legend on the certificate representing the shares they have purchased in substantially the following form:

> THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

(e) MBDC Shareholders are acquiring the securities hereunder for their own account for investment purposes only and not with view to the sale or other distribution thereof.

6. **REPRESENTATIONS AND WARRANTIES OF AZUR**. AZUR hereby represents and warrants:

6.1 **Authorization**. All action on the part of AZUR necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of AZUR hereunder has been taken or will be taken at or prior to the Closing. This Agreement constitutes a valid and legally binding obligation of AZUR, enforceable in accordance with its respective terms.

6.2 **Consents**. AZUR has received all consents, approvals, authorizations, permits and waivers of all persons necessary for AZUR to consummate the transactions contemplated by this Agreement.

6.3 **No Conflict**. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by AZUR of, or constitute a default by AZUR under, any agreement, instrument, decree, judgment or order to which AZUR is a party, to which the properties of AZUR may be subject or by which AZUR may be bound.

6.4 **Litigation**. There is no action, suit, proceeding or investigation pending or, to AZUR's knowledge, currently threatened against AZUR that questions the validity of this Agreement or the right of AZUR to enter into this Agreement.

7. **NO BROKERS.** MBDC Shareholders and AZUR both represent and warrant that neither has employed any broker or agent with respect to the transaction contemplated under this agreement. MBDC Shareholders will indemnify AZUR against and save and hold AZUR harmless from all loss, damages, claims and demands whatsoever in connection with the representation and warranty contained in this paragraph, including all expenses and attorney's fees.

8. **REPRESENTATIONS SURVIVE CLOSING.** All the terms, representations and covenants herein set forth are continuing terms, representations and warranties and shall survive the closing and the execution and delivery of all conveyance documents.

9. **CLOSING DATE AND PLACE.** The term "Closing Date" as used herein shall mean at the time of execution of this Agreement or such earlier date as may be mutually agreed upon by MBDC Shareholders and AZUR.

10. **SURVIVAL OF TERMS OF THIS AGREEMENT.** The warranties, covenants and promises herein contained shall not merge in but shall survive the Assignment and become a part thereof and shall continue in full force and effect as though set forth at length therein.

11. **TRANSFER AND ASSIGNMENT.** All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto and their legal representatives, successors and assigns, respectively.

12. **RULES OF CONSTRUCTION.** In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the instrument may require.

13. **EXCLUSION OF WARRANTIES.** This writing contains the entire agreement between AZUR and MBDC Shareholders. There are no warranties, express or implied, of merchantability, fitness or otherwise, which extend beyond the description on the face hereof.

14. **ATTORNEY'S FEES.** If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable costs and attorney's fees, including costs and attorney's fees for any appellate proceedings.

15. **EXECUTION IN COUNTERPARTS.** This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

16. **ASSIGNMENT OF CONTRACT.** MBDC Shareholders may not assign nor delegate any of his rights or obligations hereunder without first obtaining the written consent of AZUR.

17. **STOCKHOLDER'S APPROVAL.** Besides all the documents to be delivered at the closing, or as soon as possible thereafter, MBDC Shareholders shall deliver to AZUR corporate resolutions of MINGO to indicate that MBDC Shareholders has all necessary corporate power and authority to consummate the transaction contemplated under this Agreement.

18. **SUCCESSORS AND ASSIGNS.** This Agreement shall bind and inure to the benefit of MBDC Shareholders and AZUR and their respective heirs, executors, administrators, successors and assigns.

19. **AMENDMENT AND MODIFICATION**. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

20. **ENTIRE AGREEMENT**. This document contains the entire agreement of the parties hereto with respect to the purchase of shares and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include any exhibits attached hereto.

21. **NOTICES**. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be given by hand delivery, telecopier, certified or registered U.S. mail or a private courier service which provides evidence of receipt as part of its service at the address set forth above. Any party may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

22. **SEVERABILITY**. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

23. **GOVERNING LAW**. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed solely within such state.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

ATTEST:

MBDC Shareholders Representative
Print Name: ALBERT LAZO

ATTEST

AZUR INTERNATIONAL, INC.
a Nevada corporation

Donald Goree, President

H:\CLIENTS\Goree\Azur\Accounting\STOCK EXCHANGE AGREEMENT.doc